                                                                   EXHIBIT 10.29


                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT") is executed on September 7, 2001 (the "EFFECTIVE DATE"), by and between OLD HILL PARTNERS INC., a Delaware corporation ("LENDER"), and MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("BORROWER").

     In addition to the capitalized terms introduced and defined elsewhere in this Agreement (which capitalized terms shall have the meanings ascribed to them), other capitalized terms used herein shall have the respective meanings ascribed thereto as set forth in Article I hereof.


                                   RECITALS:

     A. Borrower may, in its sole discretion, request Lender to loan funds to Borrower from time to time.

     B. Lender is willing to make such loans to Borrower in an aggregate principal amount of up to $3,500,000 on the terms and conditions hereinafter set forth.


                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

          "ADVANCE" shall mean each advance of the Loan.

          "ADVANCE REQUEST" shall have the meaning set forth in Section 3.1.1.

          "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person.

          "APPLICABLE INTEREST RATE" shall mean a rate equal to eighteen percent (18%) per annum, compounded annually.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

          "CLOSING DATE" shall mean the date hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, or any other Loan Documents.

          "DEFAULT" shall have the meaning set forth in Section 7.1.1.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1.1.

          "FINANCING PERIOD" shall have the meaning set forth in Section 2.1.

          "FISCAL YEAR" shall mean each twelve-month period commencing on January 1 and ending on December 31 during the term of the Loan.

          "FOOTHILL LOAN AGREEMENT" shall have the meaning set forth in Section 7.1.1(i).

          "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied.

          "GOVERNMENTAL AUTHORITY" shall mean any court, body, board, agency, commission, office or authority of any nature whatsoever for any governmental or regulatory unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "INITIAL ADVANCE DATE" shall mean the date on which Lender shall make the first Advance to Borrower under this Agreement.

          "LOAN" shall mean, in the aggregate, the Advances made by Lender to Borrower, as set forth in, and evidenced by, the Note and the other Loan Documents.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note and any other document executed and/or delivered by Borrower in connection with the Loan.

          "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in any of the following (i) the condition (financial or otherwise), business, performance, operations or properties of Borrower and its Subsidiaries, taken as a whole, (ii) the legality or validity of any of the Loan Documents, or (iii) Borrower's ability to pay the Debt in accordance with the terms hereof and otherwise substantially comply with the material terms of this Agreement.

          "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity, upon the occurrence of the contingency described in Section 2.4(d) of this Agreement, by declaration of acceleration, or otherwise.

          "MAXIMUM LOAN AMOUNT" shall have the meaning set forth in Section 2.1.

     "NOTE" shall mean that certain Promissory Note dated as of the date hereof and in substantially the form attached hereto as Exhibit "A", made by Borrower in favor of Lender, executed by Borrower, and payable by Borrower to Lender as specified therein, in the original principal sum of up to $3,500,000 as the same may be increased, amended, restated, replaced, supplemented or otherwise modified from time to time, and all notes issued upon transfer, division or combination of, or in substitution for, the Note.

     "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrower to Lender in connection with the Loan, including, without limiting the generality of the foregoing, the Debt.

     "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by any authorized senior officer of Borrower.

     "PARK" shall mean a SpeedZone(R) amusement park developed by Borrower or one of its Subsidiaries.

     "PERMITTED PURPOSES" shall have the meaning set forth in Section 2.3.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "STATED MATURITY" shall mean August 21, 2003; provided, however, that Borrower may extend the Stated Maturity for one (1) additional year to August 21, 2004 upon (a) delivery of written notice of such extension to Lender on or before June 21, 2003, and (b) payment to Lender of an extension fee (the "EXTENSION FEE") equal to one percent (1%) of the then-current outstanding principal balance of the Loan as of the date of such extension notice (described in the immediately preceding clause (a)), which Extension Fee may, at the election of Borrower in its sole discretion, be paid with the proceeds of an Advance in the amount of such Extension Fee if (i) at the time such Extension Fee becomes payable, Advances equal to the Maximum Loan Amount have not been made, and (ii) there remain sufficient funds available under this Agreement from which an Advance to pay the Extension Fee may be made. In such event, Borrower shall be entitled to request and receive an Advance to pay the Extension Fee notwithstanding the fact that the Financing Period has expired.

     "SUBSIDIARIES" shall mean any corporation, limited liability company, partnership or other entity whose outstanding equity interests are owned 50% or more by Borrower, by Borrower and one or more Subsidiaries or by one or more Subsidiaries or which is otherwise controlled directly or indirectly by Borrower to the extent necessary to require consolidation of its annual statements with those of Borrower for financial reporting purposes in accordance with GAAP.

     SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II.  GENERAL TERMS

          SECTION 2.1 ADVANCES. From and including the Closing Date until the date which is twelve (12) months following the Closing Date (the "FINANCING PERIOD"), subject to and upon the terms and conditions set forth herein. Lender shall make one or more Advances to Borrower pursuant to this Agreement; provided, however, that in no event will Lender make Advances totaling in excess of $3,500,000 (the "MAXIMUM LOAN AMOUNT") to Borrower hereunder.

          SECTION 2.2 THE NOTE. The Loan shall be evidenced by the Note of Borrower. The Loan shall bear interest and shall be subject to repayment as provided in the Note and in Section 2.4 hereof. The holder of the Note shall be entitled to the benefits of this Agreement.

          SECTION 2.3 USE OF PROCEEDS. The Loan will be funded by Lender to Borrower for use by Borrower for the following purposes (collectively, the "PERMITTED PURPOSES"):

          (a)  development of one or more Parks; and

          (b) payment of the Extension Fee in accordance with the terms of this Agreement.

Borrower shall use the proceeds of the Loan solely for the Permitted Purposes.

          SECTION 2.4 LOAN REPAYMENT. The Loan shall bear interest at the Applicable Interest Rate. The unpaid principal indebtedness of the Loan and all accrued and unpaid interest thereon shall become due and payable as follows:

          (a) On the first day of the calendar month immediately following the calendar month in which the Initial Advance Date occurs, Borrower shall pay all interest accrued on the Loan since the Initial Advance Date.

          (b) Thereafter, on the first day of each succeeding calendar month (each, an "INTEREST PAYMENT DATE"), Borrower shall pay all accrued and unpaid interest on the Loan on such Interest Payment Date.

          (c) Borrower shall repay the entire outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with (a) all accrued and unpaid interest thereon up to (but excluding) the date of repayment, and (b) a fee (the "EXIT FEE") in an amount equal to three percent (3%) of the total amount of Advances made by Lender to Borrower under the terms of this Agreement, less the aggregate amount of any Prepayment Fees previously paid by Borrower to Lender.

          (d) Any provision in this Agreement or the Note to the contrary notwithstanding, in the event that the loan made to Borrower and certain of its Subsidiaries pursuant to and evidenced by the Foothill Loan

         Agreement (the "FOOTHILL LOAN") shall be paid in full, Borrower shall, at the same time that the Foothill Loan is paid, repay the entire outstanding principal indebtedness of the Loan together with (a) all accrued and unpaid interest thereon up to (but excluding) the date of repayment, and (b) a fee (the "EXIT FEE") in an amount equal to three percent (3%) of the total amount of Advances made by Lender to Borrower under the terms of this Agreement, less the aggregate amount of any Prepayment Fees previously paid by Borrower to Lender.

Borrower may, at its option and upon sixty (60) days' prior notice to Lender, prepay the Loan in whole or in part. If the Borrower prepays the Loan in whole, the Borrower shall also pay the Exit Fee at the time of prepayment. If the Borrower prepays the Loan in part, then such prepayment shall be accompanied by a fee (the "PREPAYMENT FEE") in an amount equal to three percent (3%) of the principal amount being repaid. Any Exit Fee payable by Borrower shall be reduced dollar for dollar by the amount of all Prepayment Fees previously paid by Borrower to Lender. Any prepayment made by Borrower and applied to reduce the principal amount of the Loan shall permanently reduce the Maximum Loan Amount dollar for dollar by the amount of such prepayment, and any principal amount repaid may not be reborrowed by Borrower.

     SECTION 2.5 RECOURSE. The Obligations are full recourse obligations of Borrower.

     SECTION 2.6 PAYMENTS AND COMPUTATIONS.

     2.6.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in immediately available funds by 11:00 a.m., New York, New York time, on the date such payment is due, to Lender by deposit to a bank account specified by Lender from time to time in writing. Whenever any payment hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter.

     2.6.2 COMPUTATIONS. Interest payable hereunder or under the Note shall be computed on the basis of the actual number of days elapsed based upon a 360-day year.

     SECTION 2.7 SECURITY. The payment of the Note and all Advances made under the terms of this Agreement shall be secured by a mortgage or a deed of trust (the "MORTGAGE") which shall grant Lender a lien on and security interest with respect to the interest owned and held by Borrower or by Borrower's Subsidiary in each of the real properties (the "MORTGAGED PROPERTIES") more particularly described in Exhibit "B" attached hereto and incorporated herein by reference, subject, however, to the following terms and conditions:

     2.7.1 FORM OF MORTGAGE. Within ten (10) Business Days following the Effective Date of this Agreement, Lender and Borrower shall negotiate and agree on the basic form of Mortgage to be used to encumber the Mortgaged Properties which are owned in fee by Borrower or Borrower's Subsidiaries, with such basic form of Mortgage to be modified as necessary and appropriate (a) to encumber the Mortgaged Properties in which Borrower or Borrower's Subsidiary owns a leasehold interest, and (b) to comply with the respective laws of the state in which such Mortgaged Properties are located.

     2.7.2 EXISTENCE OF PRIOR LIEN. It is expressly understood and agreed that the interest of Borrower or Borrower's Subsidiary, as the case may be, in each of the Mortgaged

Properties is or will be encumbered by a valid first and prior lien and prior security interest securing payment of a current-existing and outstanding loan evidenced by the Foothill Loan Agreement (each a "FIRST LIEN", and collectively, the "FIRST LIENS"). It is further understood and agreed that the liens on and security interests with respect to the Mortgaged Properties and securing the Note and all Advances made under the terms of this Agreement shall be inferior and subordinate in all respects to the First Liens.

     2.7.3 CONSENTS. Lender and Borrower acknowledge, understand and agree (a) that with respect to all of the Mortgaged Properties, no Mortgage may be placed on a Mortgaged Property without the prior written consent of then-current owner and holder of the First Lien on such Mortgaged Property (the "FIRST LIENHOLDER"), and (b) that with respect to those Mortgaged Properties wherein Borrower or Borrower's Subsidiary holds a leasehold interest as lessee, no Mortgage may be placed on such Mortgaged Property without the prior written consent of the lessor of the Mortgaged Property (the "LESSOR"). With respect to those Mortgaged Properties where only the consent of the First Lienholder is required to place a Mortgage on a Mortgaged Property, Borrower shall exert reasonable commercial efforts, or shall cause Borrower's Subsidiary to exert reasonable commercial efforts, (i) to obtain the written consent of the First Lienholder, and (ii) to deliver to Lender a duly executed Mortgage in recordable form within forty-five (45) days following the Effective Date of this Agreement. With respect to those Mortgaged Properties where the consent of both the First Lienholder and the Lessor are required to place a Mortgage on a Mortgaged Property, Borrower shall exert reasonable commercial efforts, or shall cause Borrower's Subsidiary to exert reasonable commercial efforts, (i) to obtain the written consent of the First Lienholder and the written consent of the Lessor, and (ii) to deliver to Lender a duly executed Mortgage in recordable form within ninety (90) days following the Effective Date of this Agreement.

     2.7.4 IF CONSENTS CANNOT BE OBTAINED. In the event that Borrower or Borrower's Subsidiary, as the case may be, exerts reasonable commercial efforts to obtain the First Lienholder consents and the Lessor consents as contemplated by Section 2.7.3 or by this Section 2.7.4 but is unable to obtain one or more of such First Lienholder consents or Lessor consents, it is expressly understood and agreed that the failure to obtain a First Lienholder consent or a Lessor consent shall not under any circumstances constitute a Default or an Event of Default under this Agreement, nor shall Borrower be deemed to be in breach of this Agreement as a result thereof. In the event that the required Lessor consent and/or First Lienholder consent cannot be obtained by Borrower or Borrower's Subsidiary, as the case may be, with respect to a Mortgaged Property, then no Mortgage shall be placed on such Mortgaged Property, and Borrower shall notify Lender accordingly. If a Mortgage cannot be placed on at least the following Mortgaged Properties: the Dallas SpeedZone, the Puente Hills SpeedZone, any new Park and at least three of the remaining five Mortgaged Properties, then Borrower or Borrower's Subsidiary, as the case may be, shall exert reasonable commercial efforts to obtain and deliver to Lender a Mortgage on one or more of the alternate properties (collectively, the "ALTERNATE PROPERTIES" and individually, each an "ALTERNATE PROPERTY") more particularly described in Exhibit C attached hereto and incorporated herein by reference, which one or more Alternate Properties shall be designated by Lender. If Borrower or Borrower's Subsidiary, as the case may be, cannot obtain any required First Lienholder consent and/or Lessor consent within ninety (90) days following the date on which Lender designates the one or more Alternate Properties with respect to which a Mortgage is to be pursued, then no Mortgage shall be placed on such Alternate Properties, and Borrower shall notify Lender accordingly. Lender may then designate one or more remaining Alternate Properties with respect to which Borrower or Borrower's Subsidiary, as the case may be, shall exert reasonable commercial efforts to obtain a Mortgage, and the same procedures and requirements as set forth above shall apply. In the event Borrower is unable to obtain a Mortgage on the designated Alternate Properties, Borrower will use commercially reasonable efforts to provide such alternate collateral with reasonably comparable value that is acceptable to Lender in its sole discretion.

     2.7.5 FURTHER ASSURANCES. In the event that a Mortgage is placed on a Mortgaged Property or an Alternate Property, Borrower or Borrower's Subsidiary, as the case may be, shall execute any and all additional instruments, documents, certificates, financing statements or other agreements as Lender shall reasonably request and that shall be necessary or appropriate to evidence, perfect or maintain the lien and/or security interest of Lender with respect to such Mortgaged Property or Alternate Property.

     SECTION 2.8 CONSTRUCTION NEW PARK OR PARKS.

     2.8.1 CONSTRUCTION FINANCING. Borrower or one of Borrower's Subsidiaries intends to acquire vacant land (the "DEVELOPMENT TRACT") for the construction of a new Park, and that at or about the time that such Development Tract is acquired, Borrower or its Subsidiary will seek to obtain a loan to be used in connection with the development and construction or such Park (the "CONSTRUCTION FINANCING"), which Construction Financing will be secured by a first lien on the land on which the Park will be developed and built. Lender shall have the right to approve the terms and conditions of such Construction Financing. If the secured lender or lenders providing the Construction Financing will permit its security for such Construction Financing (including the Development Tract) to be encumbered by a lien that is inferior to the lien securing the Construction Financing, then Borrower shall execute and record, or cause to be executed and recorded, the documents that are necessary to grant such lien to Lender, including but not limited to an inter-creditor agreement; provided, however, that Borrower shall have no liability to Lender if the lender or lenders providing the Construction Financing will not permit any lien on the security for such Construction Financing other than the lien securing the Construction Financing. Notwithstanding the foregoing, in the event Borrower acquires the Development Tract prior to closing on its Construction Financing, Borrower will grant Lender a first lien on the Development Tract and in connection with Lender's approval of such Construction Financing. Lender will agree to subordinate its lien on the Development Tract to the Construction Financing in accordance with the foregoing.

     2.8.2 PAYMENT AND PERFORMANCE BOND REQUIREMENT. In connection with any construction contract that Borrower enters into for the development and improvement of the Development Tract, Borrower shall require the general contractor to provide an appropriate payment and performance bond covering such contractors, subcontractors and materialmen and their work.

     III. CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's willingness to make each Advance hereunder shall be conditioned upon the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Advance Funding Date.

     3.1.1 ADVANCE REQUEST. Borrower shall have delivered to Lender a written request for the Advance (such request, the "ADVANCE REQUEST"). The Advance Request shall indicate the proposed amount of the Advance requested by Borrower, the Permitted Purpose for which the Advance shall be used, and the date on which Borrower requests Lender to make the Advance (the "ADVANCE FUNDING DATE"). Borrower shall deliver the Advance Request to Lender no later than ten (10) Business Days prior to the Advance Funding Date to which such Advance Request relates. Borrower may make one or more Advance Requests under this Agreement provided, however, that (a) an Advance Request shall be not be made more often than once during any calendar month, (b) the minimum amount of any Advance Request shall be $500,000, (c) the amount of any Advance Request in excess of $500,000 shall be in multiples of $100,000, and (d) in no event shall the amount of any one Advance Request or the aggregate total of all Advance Requests submitted by Borrower to Lender ever exceed the Maximum Loan Amount.

     3.1.2 COMMITMENT FEE. On the Effective Date, Borrower shall pay to Lender in cash a fee (the "COMMITMENT FEE") in the amount of $175,000.

     3.1.3 REPRESENTATIONS AND WARRANTIES: COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and the respective effective dates of each Advance Request and Advance with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed and no Material Adverse Change shall have occurred.

     3.1.4 AGREEMENT AND NOTE. Lender shall have received an original of this Agreement and the Note relating thereto, in each case duly executed and delivered on behalf of Borrower.

     3.1.5 FINANCIAL STATEMENTS. Lender shall have received a certified copy of the Borrower's financial statements for such periods as Lender may reasonably request.

     3.1.6 CERTIFICATES AND LEGAL MATTERS. Lender shall have received such certificates and documentation relating to the Advance (including, without limitation, all corporate and other proceedings) as Lender shall reasonably require. The certificates, agreements and other documents referred to in this
Section 3.1 shall be delivered to Lender in form and substance reasonably satisfactory to Lender, and all legal matters in connection with the Advance shall be reasonably satisfactory in form and substance to Lender.

     3.1.7 EXPENSES. Borrower shall have paid all reasonable out-of-pocket expenses of the transactions to be consummated on the date of the Advance, including, without limitation, all reasonable attorneys' fees, appraisal fees, accounting fees, consultant fees, and other expenses of Lender.

     3.1.8 AMENDMENTS TO LOAN DOCUMENTS. Borrower shall execute such amendments to the Loan Documents as may be reasonably requested by Lender and as may be required as a result of Lender's making an Advance, and such amendments shall be in form and substance satisfactory to Lender.

     3.1.9 NO INJUNCTION. On the Advance Funding Date, no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened which, in the good faith judgment of Lender, would result in a Material Adverse Change or would enjoin, prohibit or restrain the making or repayment of the Advance or the Loan, or the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

          3.1.10 RECORDATION OF MORTGAGES. Borrower shall have obtained the Mortgages on the Mortgaged Properties and/or the Alternate Properties in accordance with the requirements of Section 2.7, and such Mortgages shall have been duly recorded or a lien on the alternate collateral as described in Section
2.7.4 shall have been duly filed or recorded.

          3.1.11 PAYMENT AND PERFORMANCE BOND. Borrower shall have obtained the payment and performance bond required by Section 2.8.2, and such payment and performance bond shall be in full force and effect.

          3.1.12 ACCEPTANCE OF BORROWINGS. The acceptance by Borrower of the proceeds of an Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions to be satisfied under this Section
3.1 in connection with the making of the Advance have been satisfied by Borrower or waived in writing by Lender.

     IV.  REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as follows as of the Closing Date:

          4.1.1 PROCEEDINGS. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4.1.2 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Borrower or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which Borrower or any Subsidiary is a party or by which any of Borrower's or any Subsidiary's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower, any Subsidiary or any of their respective properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

          4.1.3 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower (i) in this Agreement or in any of the other Loan Documents, or (ii) in any written materials relating to the business, operations or condition (financial or otherwise) of Borrower or any Subsidiary that have been supplied by or on behalf of Borrower or any Subsidiary to Lender in connection with the Loan (other than financial projections made in good faith and based on reasonable assumptions, in respect of which no representation is made) contains (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to sate any material fact necessary to make the statements contained herein or therein not misleading.

     4.1.4 NO PLAN ASSETS. Borrower is not an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title 1 of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such employee benefit plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

     4.1.5 FINANCIAL INFORMATION. All financial data, including, without limitation, any statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, (a) are true, complete and correct in all material respects, (b) accurately present the financial condition of Borrower as of the date of such reports, and (c) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and that are reasonably likely to result in a Material Adverse Change. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements.

     4.1.6 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     4.1.7 DEFAULT. No Default or Event of Default shall have occurred.

     4.1.8 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any Obligations remain owing to Lender by Borrower under this Agreement, the Note or any other Loan Document. All representations, warranties, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore made by Lender or on its behalf.

     SECTION 4.2 LENDER REPRESENTATIONS. Lender represents and warrants as follows as of the Closing Date:

     4.2.1 PROCEEDINGS. Lender has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of Lender and constitutes a legal, valid and binding obligation of Lender enforceable against Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.2.2 NO CONFLICTS. The execution, delivery and performance of this Agreement by Lender will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, change or encumbrance upon any of the property or assets of Lender or any of its Affiliates pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which Lender or any or its Affiliates is a party or by which any of Lender's or any of its Affiliates' property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Lender, any of its Affiliates or any of their respective properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Lender of this Agreement has been obtained and is in full force and effect.

     4.2.3 SURVIVAL OF REPRESENTATIONS. Lender agrees that all of the representations and warranties of Lender set forth in Section 4.2 and elsewhere in this Agreement shall survive for so long as any Obligations remain owing to Lender by Borrower under this Agreement, the Note or any other Loan Document. All representations, warranties, covenants and agreements made by Lender in this Agreement shall be deemed to have been relied upon by Borrower notwithstanding any investigation heretofore or hereafter made by Borrower or on its behalf.

     V. AFFIRMATIVE COVENANTS

     SECTION 5.1 BORROWER COVENANTS. From the date hereof and until payment and performance in full of all Obligations of Borrower under the Loan Documents. Borrower hereby covenants and agrees with Lender that:

     5.1.1 EXISTENCE: COMPLIANCE WITH LAW. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its own and each of its Subsidiaries' existence and material rights, licenses, permits and franchises, and (ii) comply with all laws applicable to it and each of its Subsidiaries. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in, and material to, the conduct of its business, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

     5.1.2 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower or any Subsidiary that might result in a Material Adverse Change.

     5.1.3 NOTICE OF MATERIAL ADVERSE CHANGES AND DEFAULTS. Borrower shall promptly advise Lender in writing of any Material Adverse Change, Default or Event of Default of which Borrower has knowledge.

     5.1.4 COOPERATION IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by

Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          5.1.5 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

          (a) furnish to Lender each and every document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of this Agreement or the other Loan Documents or reasonably requested by Lender in connection therewith: and

          (b) do and execute, as appropriate, all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably require from time to time.

          5.1.6  FINANCIAL REPORTING.

          (a) Borrower shall furnish to Lender annually, within 120 days following the end of each Fiscal Year, Borrower's financial statements (consisting of a balance sheet, profit and loss statement, and statement of cash flow) for each such Fiscal Year, certified by the chief financial officer of Borrower, to have been prepared in accordance with GAAP, together with a certificate of such officer, addressed to Lender, stating that, to such officer's knowledge, no Event of Default is in existence; provided, however, that Borrower shall be deemed to have fully satisfied the foregoing requirement in all respects if Borrower provides to Lender a copy of any Form 10-K that Borrower files with the Securities and Exchange Commission (the "S.E.C.") within five (5) Business Days following the date on which such Form 10-K is filed with the S.E.C.

          (b) Borrower shall also deliver to Lender a copy of any Form 10-Q that Borrower files with the S.E.C. within five (5) Business Days following the date on which such Form 10-Q is filed with the S.E.C.

          (c) Borrower shall also deliver to Lender, at Lender's expense, all other information, including financial reports, that Lender may reasonably request relating to the financial condition of Borrower and its Subsidiaries.

          5.1.7 ESTOPPEL STATEMENTS. Within five (5) days after any request by Lender, Borrower shall furnish Lender with an Officer's Certificate setting forth (a) the amount of the original principal amount of the Note, (b) the unpaid principal amount of the Note, (c) the Applicable Interest Rate of the Note, (d) the date any installments of interest and principal were last paid, (e) a description of offsets or defenses to the payment of the Debt, if any, and (f) assurances that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or, if modified, giving the particulars of such modification.

          5.1.8 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan only for the Permitted Purposes set forth in Section 2.3 hereof.

     5.1.9 OFFICE OF BORROWER. As long as the Debt remains outstanding, Borrower shall maintain an office or agency (which may be the principal executive offices of Borrower) where the Note may be presented for payment as provided in the Note and this Agreement.

     VI. NEGATIVE COVENANTS

     SECTION 6.1 BORROWER'S NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all Obligations of Borrower under the Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following without Lender's prior written consent:

     6.1.1 DISSOLUTION. Borrower shall not dissolve, terminate or liquidate.

     6.1.2 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth in Section 8.7 without first giving Lender thirty
(30) days' prior written notice.

     6.1.3 RELEASE OF CLAIMS. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

     6.1.4 AMENDMENTS TO ARTICLES OF INCORPORATION. Borrower shall not make any amendment to its Articles of Incorporation that adversely impacts the ability of Lender to enforce its rights under this Agreement, or adversely impacts Lender's rights with respect to those certain warrants to be issued to Lender by Borrower as described in Amendment Number Fifteen to Consolidated, Amended and Restated Loan Agreement of even date herewith and executed by Borrower and certain of its Subsidiaries and by Foothill Capital Corporation.

     6.1.5 DIVIDENDS. Borrower shall not declare or pay any dividends on, or make any other distributions in respect of, any shares of capital stock of Borrower, except that Borrower may declare and make "payment in kind" dividends or other distributions to the holders of its preferred stock, and may otherwise declare and make any dividends or distributions, whether in cash or otherwise, as may be required by the terms and conditions of such preferred stock.

     VII. DEFAULTS

     SECTION 7.1 EVENT OF DEFAULT

     7.1.1 Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT") (and "DEFAULT" means the occurrence or existence of any condition or event which with the giving of notice, or the passage of time, or both, could become an Event of Default):

          (a) Any principal of or interest on the Debt, or any other Obligation, is not paid within five (5) Business Days of the date such principal and/or interest payment on the Debt or other Obligation is due.


          (b) Any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty was not intentional or grossly negligent and is capable of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender.

     (c)  Borrower shall make an assignment for the benefit of creditors.

     (d) A receiver, liquidator or trustee shall be appointed for Borrower, or Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code or any other federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Borrower, or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be.

     (e) Borrower shall attempt to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents.

     (f) Borrower shall breach any of its covenants contained in Section 5.1 and Section 6.1 hereof.

     (g) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in this Section 7.1.1, for ten (10) Business Days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other Default; provided, however, that if such non-monetary Default is capable of being cured but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

     (h) There shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

     (i) Any final non-appealable judgment is rendered against Borrower and/or any Subsidiary in excess of $250,000 which is not covered or indemnified by insurance or for which Borrower has not established a reserve, and Borrower fails to satisfy such judgment within the earlier of (a) ten (10) days after the date such judgment is rendered, or (b) the date the judgment creditor commences the process to execute and recover on said judgment.

          (j) There shall be a default under that certain Consolidated, Amended, and Restated Loan and Security Agreement dated as of August 22, 1996, by and between Foothill Capital Corporation as lender and Borrower and certain subsidiaries of Borrower as borrowers (as amended, extended and modified, the "FOOTHILL LOAN AGREEMENT") beyond and applicable cure period contained in such Foothill Loan Agreement, which default shall have resulted in the indebtedness under the Foothill Loan Agreement becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of ten (10) Business Days after notice shall have been given to Borrower by Lender specifying such default and requiring Borrower to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled.

          (k) If within forty-five (45) days following the Effective Date there has not been completed a transaction or series of transactions entered into by or on behalf of Borrower or any of its Affiliates and resulting in the acquisition or repurchase of all the Series BB Preferred Stock issued by Borrower and owned and held by Partnership Acquisition Trust V, a Delaware business trust, or any of its Affiliates (including but not limited to Nomura Asset Capital Corporation).

          (l) If Borrower obtains the required consent or consents with respect to a Mortgaged Property as set forth in Section 2.7.3 but thereafter fails to deliver to Lender a duly-executed Mortgage; provided, however, that nothing contained in this Section 7.1.1(l) shall in any manner alter the provisions of Section 2.7.4 that relieve Borrower of all liability to deliver a Mortgage to Lender in the event that Borrower cannot obtain the required consent or consents with respect to a Mortgaged Property.

          7.1.2 Upon the occurrence of an Event of Default (other than an Event of Default described in subsections (c), (d) or (e) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, as Lender deems advisable to protect and enforce its rights against Borrower, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (c), (d) or (e) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, notwithstanding anything contained herein or in any other Loan Document to the contrary.

          SECTION 7.2 REMEDIES. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivery by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any proceeding or action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

     SECTION 7.3 REMEDIES CUMULATIVE. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender while an Event of Default has occurred and is continuing may be applied by Lender to payment of the Debt in any order or priority that Lender in its sole discretion may elect.

     VIII. MISCELLANEOUS

     SECTION 8.1 TRANSFER, DIVISION AND COMBINATION.

     8.1.1 TRANSFER. Lender may assign the Note and this Loan in whole or in part at any time.

     8.1.2 DIVISION AND COMBINATION. The Note may be divided or combined with other Notes upon presentation thereof at the office of Borrower, together with a written notice specifying the names and denominations in which new Notes are to be issued, signed by Lender. Subject to compliance with Section 8.1.1, as to any transfer which may be involved in such division or combination, Borrower shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice.

     8.1.3 EXPENSES. Borrower shall prepare, issue and deliver at Lender's expense (such expense including but not limited to any transfer taxes required to be paid) the new Note or Notes under this Section 8.1.

     8.1.4 MAINTENANCE OF BOOKS. Borrower agrees to maintain, at its office, books for the registration or transfer of the Notes.

     SECTION 8.2 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid or any other Obligations or other amounts remain owing under the Loan Documents unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns, if any, of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assignees of Lender.

     SECTION 8.3 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove any document or action, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such document or action or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the reasonable discretion of Lender.

     SECTION 8.4 GOVERNING LAW.

     8.4.1 THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF DELAWARE, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF DELAWARE, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE OR ARE TO BE DISBURSED FROM THE STATE OF DELAWARE, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     8.4.2 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY AGREE THAT ITS AUTHORIZED AGENT FOR PURPOSES OF THIS AGREEMENT SHALL BE ANY OFFICER OF BORROWER LOCATED AT BORROWER'S ADDRESS SET FORTH IN SECTION 8.7 HEREOF, AND THAT SERVICE OF PROCESS UPON ANY SUCH OFFICER AND WRITTEN NOTICE OF SUCH SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF TEXAS. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN DALLAS, TEXAS (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN DALLAS, TEXAS OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          SECTION 8.5 MODIFICATION; WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender and Borrower, and then any such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          SECTION 8.6 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          SECTION 8.7 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with receipt of delivery, or (c) facsimile (with acknowledged transmission), addressed as follows:

          If to Borrower:   Malibu Entertainment Worldwide, Inc.
                            717 North Harwood, Suite 1650
                            Dallas, Texas 75201
                            Attn: R. Scott Wheeler, CFO
                            Facsimile: (214) 210-8702

                            With a copy to:
                            Michael A. Krywucki, Esquire
                            Munsch Hardt Kopf & Harr, P.C.
                            1445 Ross Avenue, Suite 4000
                            Dallas, Texas 75202
                            Facsimile: (214) 855-7584

          If to Lender:     Old Hill Partners Inc.
                            22 Thorndal Circle
                            Darien, Connecticut 06820
                            Attn: Jeff Saye
                            Facsimile: (203) 656-3008

                            With a copy to:
                            Richard P. Eckman, Esquire
                            Pepper Hamilton, LLP
                            1201 Market Street, Suite 1600

                            Wilmington, Delaware 19801
                            Facsimile: (302) 656-8865

or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other party hereto in the manner provided for in this Section 8.7. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon acknowledged transmission (if a copy thereof is also sent by another method authorized hereunder) on a Business Day.

          SECTION 8.8 TRIAL BY JURY. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND BY LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 8.8 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

          SECTION 8.9 HEADINGS. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 8.10 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          SECTION 8.11 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          SECTION 8.12 WAIVER OF NOTICE. Borrower shall not been entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable law, permitted to waive the giving of notice. To the fullest extent permitted by applicable law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     SECTION 8.13 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or any agent of Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     SECTION 8.14 EXHIBITS AND SCHEDULES INCORPORATED. Any exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     SECTION 8.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     SECTION 8.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

     8.16.1 Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any collateral other than that of secured party or Lender.

     8.16.2 Unless otherwise expressly provided, this Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the willingness of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sold discretion, Lender deems it advisable or desirable to do so.

     SECTION 8.17 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     SECTION 8.18 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, Subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or by any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender may engage in the business of real estate, entertainment and amusement financings and other transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     SECTION 8.19 BROKERS AND FINANCIAL ADVISORS. Any financial advisor, broker, underwriter, placement agent, agent or finder (collectively, the "AGENT") engaged by either party to this Agreement in connection with the transactions contemplated by this Agreement shall be paid by the party engaging such Agent in accordance with the terms and conditions of a separate agreement by and between the Agent and the party engaging the Agent. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted as an Agent on behalf of Borrower in connection with the transactions contemplated herein. Lender hereby agrees to indemnify and hold Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted as an Agent on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 8.19 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     SECTION 8.20 LOSS OR MUTILATION. Upon receipt by Borrower from Lender of evidence reasonably satisfactory to Borrower of the ownership of and the loss, theft, destruction or mutilation of the Note and indemnity reasonably satisfactory to Borrower, and in case of mutilation upon surrender and cancellation thereof, Borrower will execute and deliver in lieu thereof a new Note of like tenor to Lender; provided, in the case of mutilation, no indemnity shall be required if the Note in identifiable form is surrendered to Borrower for cancellation.

     SECTION 8.21 PRIOR AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     SECTION 8.22 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. In making proof of this Agreement, it shall not be necessary to account for more than one counterpart executed by the party against whom enforcement is sought.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.



                                   BORROWER:


                                   MALIBU ENTERTAINMENT WORLDWIDE, INC.,
                                   a Georgia corporation


                                   By: ___________________________________
                                       Name: R. Scott Wheeler
                                       Title: Chief Financial Officer




                                   LENDER:


                                   OLD HILL PARTNERS INC.,
                                   a Delaware corporation


                                   By: /s/ Mark Samuel
                                       ___________________________________
                                       Name: Mark Samuel
                                       Title: Secretary

                                   EXHIBIT A
                                       TO
                                 LOAN AGREEMENT


                            FORM OF PROMISSORY NOTE
                                   (ATTACHED)

                                PROMISSORY NOTE


$3,500,000
September 7, 2001

     This Promissory Note (this "Note") is evidence of that certain loan made by Holder to Maker contemporaneously herewith and is executed pursuant to, and is subject to the terms and conditions of, that certain Loan Agreement of even date herewith between Holder (as hereinafter defined) and the undersigned Maker (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). All capitalized or defined terms used herein without a definition shall have the meanings ascribed to such terms as set forth in the Loan Agreement.

     FOR VALUE RECEIVED, Maker promises to pay to the order of OLD HILL PARTNERS INC. (together with any subsequent holder of this Note, "Holder"), at its offices located at 22 Thorndal Circle, Darien, Connecticut 06820, or at such other address or to such account as Holder may from time to time designate in writing, the unpaid principal sum of all advances made by Holder to Maker from time to time in an aggregate principal amount of up to Three Million Five Hundred Thousand and No/100 United States Dollars ($3,500,000.00), together with interest thereon, from the date of each of such advances, on the unpaid principal balance at the rate and as otherwise herein provided. Unless otherwise specified by Holder in writing, all payments on this Promissory Note (this "Note") shall be made in lawful money of the United States of America and in immediately available funds.

     Interest shall accrue on the unpaid principal balance of this Note at the rate of eighteen percent (18%) per annum. Accrued but unpaid interest shall be compounded annually. Interest on the unpaid principal balance of this Note shall be computed on the actual number of days elapsed, based on a year of 360 days.

     The unpaid principal amount of this Note and all accrued and unpaid interest thereon shall become due and payable as follows:

     a. On the first day of the calendar month immediately following the calendar month in which the Initial Advance Date occurs, Maker shall pay all interest accrued on this Note sine the Initial Advance Date.

     b. Thereafter, on the first day of each succeeding calendar month (each, an "Interest Payment Date"), Maker shall pay all then-accrued and unpaid interest on this Note on such Interest Payment Date.

     c. Maker shall repay the entire outstanding principal amount of this Note in full on August 21, 2003 (the "Maturity Date"), together with (a) all accrued and unpaid interest thereon up to (but excluding) the date of repayment, and (b) a fee (the "Exit Fee") in an amount equal to three percent (3%) of the total amount of Advances made by Holder to Borrower under the terms of the Loan Agreement, less the amount of any Prepayment Fees (as hereinafter defined) previously paid by Maker to Holder; provided, however, that Maker may extend the Maturity Date for one additional year to August 21, 2004 upon (i) delivery of written notice of such extension to Holder on or before June 21, 2003, and
          (ii) payment to Holder of an
          extension fee (the "Extension Fee") equal to one percent (1%) of the then-current outstanding principal balance of this Note as of the date of such Extension Notice (described in the immediately preceding clause (i)), which Extension Fee may be added to the principal balance of the Note in lieu of payment on such date upon the election of Maker in its sole discretion; provided, however, that (A) the sum of all advances previously made to Maker under this Note is less than $3,500,000.00, and (B) there remains sufficient unadvanced funds hereunder from which an advance to pay the Extension Fee may be made.

     d. Any provision in this Note or in the Loan Agreement to the contrary notwithstanding, in the event that the loan made to Maker and certain of its Subsidiaries pursuant to and evidenced by the Foothill Loan Agreement (the "Foothill Loan") shall be paid in full. Maker shall, at the same time that the Foothill Loan is paid, repay the entire outstanding principal indebtedness of this Note together with (a) all accrued and unpaid interest thereon up to (but excluding) the date of repayment, and (b) a fee (the "Exit Fee") in an amount equal to three percent (3%) of the total amount of Advances made by to Borrower under the terms of the Loan Agreement, less the aggregate amount of any Prepayment Fees previously paid by Maker to Holder.

     The payment of this Note is secured by and in accordance with the terms and conditions of those certain Mortgages on certain Mortgaged Properties, all as more particularly described in the Loan Agreement.

     Maker may, at its option and with sixty (60) days' prior notice to Holder, prepay in whole or in part the outstanding principal balance of this Note. If Maker prepays the outstanding principal balance in part, Maker shall pay a prepayment fee (the "Prepayment Fee" and, collectively, the "Prepayment Fees") equal to three percent (3%) of the outstanding principal amount being repaid. If Maker prepays the outstanding principal balance in whole, Maker shall also pay the Exit Fee at the time of prepayment; provided, however, that there shall be deducted from the amount of such Exit Fee the amount of all Prepayment Fees previously paid by Maker to Holder.

     Holder shall maintain an account or accounts evidencing the indebtedness of Maker to Holder resulting from each advance made by Holder, including the amount of principal and interest payable and paid to Holder from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and the amounts of the obligations recorded therein, provided that any failure of Holder to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Maker to repay the advances made by Holder to Maker in accordance with the terms of this Note.

     Maker shall use the proceeds of the loan evidenced by this Note solely for Permitted Purposes as more particularly described in the Loan Agreement.

     If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder on or before five (5) Business Days after the respective due dates therefor, Maker shall also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce, this Note, including without limitation court costs and reasonable attorneys' fees and expenses

(including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

     With respect to the amounts due pursuant to this Note, Maker waives demand, presentment for payment, protest, notice of dishonor, notice of nonpayment, notice of acceleration, notice of the intent to accelerate, protest and demand, notice of protest, protest suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note.

     In no event shall any payment or amount deemed to constitute interest due or payable hereunder ever exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently made by Maker or inadvertently received by Holder, then such sum shall be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and, if in excess of the outstanding amount of principal or other amounts outstanding hereunder, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          Holder shall not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assignees.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

          This Note was negotiated in Delaware, and made by Maker and accepted by Holder in the State of Delaware, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction govern this Note.

          MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT TO IRREVOCABLY WAIVE ITS RIGHTS TO TRIAL BY JURY, AND ITS AGREEMENT THAT, TO THE FULLEST

EXTENT LAWFULLY PERMISSIBLE, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     Maker may not assign this Note or any of its rights or obligations hereunder, nor delegate the same, without the prior written consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign this Note or any of its rights or obligations hereunder in whole or in part, and/or delegate the same, without prior consent of or notice to Maker.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE MAKER AND THE HOLDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.



                                     MALIBU ENTERTAINMENT WORLDWIDE, INC.,
                                     a Georgia corporation


                                     By: __________________________________
                                         Name: R. Scott Wheeler
                                         Title: Chief Financial Officer

                                   EXHIBIT B
                                       TO
                                 LOAN AGREEMENT



                          LIST OF MORTGAGED PROPERTIES
                                   (ATTACHED)

                      DESCRIPTION OF MORTGAGED PROPERTIES

                                     NAME OF PROPERTY OWNER                 NATURE OF OWNERSHIP
LOCATION OF PROPERTY                      OR LESSEE                      INTEREST (FEE OR LEASEHOLD)
--------------------                 ----------------------              -------------------------------
Dallas SpeedZone                     Malibu Grand Prix                   Leasehold
11130 Malibu Drive                   Corporation,
Dallas County                        a Delaware corporation
Dallas, Texas 75229

Mountasia of North Cobb              Malibu Entertainment                Leasehold
175 Ernest Barrett Parkway           Worldwide, Inc.,
Cobb County                          a Georgia corporation
Marietta, Georgia 30066

Gwinnett MGP                         Malibu Entertainment                Leasehold
5400 Brook Hollow Parkway            Worldwide Inc.,
Gwinnett County                      a Georgia corporation
Norcross, Georgia 30071

Redwood City MGP                     Malibu Grand Prix                   Leasehold
320 Blomquist                        Corporation,
San Mateo County                     a Delaware corporation
Redwood City, California 92078

Puente Hills SpeedZone               Malibu Centers, Inc.,               Leasehold
17871 Castleton                      a Delaware corporation
Los Angeles County
City of Industry, California 91748

San Antonio Castle MGP               Malibu Entertainment                Leasehold
3330 Cherry Ridge Drive              Worldwide, Inc.,
Bexar County                         a Delaware corporation
San Antonio, Texas 78230

Tampa MGP                            Amusement Management                Fee (but will be the subject of
14320 North Nebraska                 Florida, Inc.,                      a sale and leaseback, at
Hillsborough County                  a Florida corporation               which time the interest of
Tampa, Florida 33613                                                     Borrower shall be a
                                                                         leasehold interest)


                                   EXHIBIT C
                                       TO
                                 LOAN AGREEMENT





                          LIST OF ALTERNATE PROPERTIES
                                   (ATTACHED)

                      DESCRIPTION OF ALTERNATE PROPERTIES

                                   NAME OF PROPERTY OWNER OR                     NATURE OF OWNERSHIP
LOCATION OF PROPERTY                        LESSEE                           INTEREST (FEE OR LEASEHOLD)
--------------------               -------------------------                 ---------------------------
Austin MGP                         Mountasia-MEI California, L.P.,           Leasehold
7417 I-35 North                    a California limited partnership
Travis County
Austin, Texas 78752

Columbus MGP                       Dallas Castle MGPC, a Texas               Leasehold
1201 Schrock Road                  corporation
Franklin County
Columbus, Ohio 43229

Houston Castle MGP                 Malibu Grand Prix Corporation,            Leasehold
1105 West Loop North               a Delaware corporation
Harris County
Houston, Texas 77055

Kennesaw SpeedZone                 Malibu Entertainment                      Fee
3005 George Busbee Pkwy.           Worldwide, Inc., a Georgia
Cobb County                        corporation
Kennesaw, Georgia 30144

Mountasia of Henderson             Malibu Entertainment                      Leasehold
2050 Olympic Avenue                Worldwide, Inc., a Georgia
Clark County                       corporation
Henderson, Nevada 89014

Mountasia of Kingwood              Malibu Entertainment                      Fee
2600 Eastex Freeway                Worldwide, Inc., a Georgia
Montgomery County                  corporation
Kingwood, Texas 77339

Mountasia of Plano                 Malibu Entertainment                      Leasehold
2400 Premier Drive                 Worldwide, Inc., a Georgia
Collin County                      corporation
Plano, Texas 75075

Mountasia of Willowbrook           Malibu Centers, Inc., a                   Leasehold
17190 Tomball Parkway              Delaware corporation
Harris County
Houston, Texas 77064

Redondo Beach Castle MGP           Redondo Beach Castle MGPC,                Leasehold
2419 Marine Avenue                 Inc., a California corporation
Los Angeles County
Redondo Beach, California
90278